Exhibit 10.24

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”) is effective as of the 11th day of January, 2022, by and among Northern Technologies International Corporation, a Delaware corporation, located at 4201 Woodland Road, Circle Pines, MN 55014 (“NTIC”), BioPlastic Polymers LLC, a Michigan limited liability company, located at 4275 Conifer Circle, Okemos, Michigan, 48864 (the “Consultant”), and Ramani Narayan, Ph.D., an individual residing at 4275 Conifer Circle, Okemos, Michigan, 48864 (“Dr. Narayan”) (NTIC, Consultant and Dr. Narayan being referred to collectively as the “Parties”).

A.         Effective as of January 11, 2017, the Parties entered into that certain Consulting Agreement (the “Consulting Agreement”) pursuant to which the Consultant, and specifically Dr. Narayan, render consulting services to NTIC.

B.         The Parties desire to amend the Consulting Agreement to extend the term thereof.

In consideration of the above recitals and mutual promises exchanged herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Consulting Agreement.

2.	Amendment to Section 9.1. Section 9.1 of the Consulting Agreement is hereby deleted and replaced in its entirety with the following:

The term of this Agreement shall be five (5) years until January 11, 2027 (the “Term”). Unless earlier terminated by the Parties, this Agreement shall terminate on January 11, 2027. Prior to January 11, 2027, the Parties shall discuss whether to extend the Term of this Agreement. Any extension of the Term of this Agreement must be mutually agreed upon by the Parties and set forth in writing as an amendment to this Agreement or as a new written agreement. For the sake of clarity and the avoidance of any doubt, if the Parties do not extend the Term of this Agreement by written amendment to this Agreement or as a new written agreement, this Agreement shall terminate on January 11, 2027.

3.

Entire Agreement. This Amendment sets forth the entire understanding and agreement of the Parties in relation to the subject matter hereof and supersedes any prior negotiations and agreements between the Parties relative to such subject matter. Except as amended hereby, all other terms and conditions of the Consulting Agreement shall remain in full force and effect.

4.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. PDF or facsimile signature pages shall be binding and have the same legal force and effect as original signature pages.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates set forth below.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ Matthew Wolsfeld
Name:	Matthew Wolsfeld
Title:	CFO
Date:	November 11, 2022

BIOPLASTIC POLYMERS LLC

By:	/s/ Ramani Narayan, Ph. D.
Name:	Ramani Narayan, Ph.D.
Title:	President and Sole Member
Date:	November 11, 2022